UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 12, 2009

Hibbett Sports, Inc.
(Exact Name Of Registrant As Specified In Its Charter)

Delaware	000-20969	20-8159608
(State of Incorporation)	(Commission	(IRS Employer
	File Number)	Identification No.)

451 Industrial Lane
Birmingham, Alabama  35211
(Address of principal executive offices)

(205) 942-4292
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□      Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement

On February 12, 2009, the Board of Directors (Board) of Hibbett Sports, Inc. (Company) adopted an amendment to the non-qualified stock option agreement (Agreement) used for grants under the 2006 Non-Employee Director Equity Plan (Plan).  The amendment to the Agreement eliminated a requirement that stock options be exercised within one year after a director ceases serving on the Board.  As a result, options will expire on the tenth anniversary from the date of grant.  The amendment is applicable to all outstanding and future grants.

A copy of the amended Non-Employee Director Non-Qualified Option Agreement is attached hereto as Exhibit 10.1.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; compensatory Arrangements of Certain Officers.

(c)                 (1)           Appointment of President.  On February 12, 2009, the Board of Directors of Hibbett Sports, Inc. announced the appointment of Jeffry O. Rosenthal, age 50, as President and Chief Operating Officer of the Company, effective immediately.

(2)           Mr. Rosenthal has been employed with the Company since August 1998 and has served as its Vice President of Merchandising during that time.  He has no family relationship to any of our officers or directors.  Prior to joining the Company, he was Vice President and Divisional Merchandise Manager for Apparel with Champs Sports, a division of Foot Locker, Inc. from 1981 to 1998.

There are no transactions between the Company and Mr. Rosenthal that would be reportable under Item 404(a) of the SEC’s Regulation S-K (Certain Relationships and Related Transactions).

A copy of the Company’s related press release is attached hereto as Exhibit 99.1.

Item 7.01.  Regulation FD Disclosures.

A copy of a press release relating to the appointment of Mr. Rosenthal is attached to this report as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section.  It may be incorporated by reference in another filing under the Exchange Act or Securities Act of 1933 if such subsequent filing specifically references this Form 8-K.

Item 8.01.  Other Events.

In other action on February 12, 2009, the Board adopted an amendment to the Company’s Corporate Governance Guidelines (Guidelines) that authorized the position of Lead Director.  In the event the Chairman of the Board is not an independent director, the Board shall designate a Lead Director who shall be an independent director.  The Board named Alton E. Yother as the Company’s Lead Director.  Mr. Yother has served on the Board since August 2004 and is presently Chairman of the Company’s Audit Committee and serves as a member of the Compensation Committee.

Also amended in the Guidelines was the authorization of an advisory vote of the Company’s outside independent auditors by Company stockholders at each annual meeting.  A copy of the amended Guidelines is attached hereto as Exhibit 99.2.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

10.1	Non-Employee Director Non-Qualified Option Agreement
99.1	Press Release Dated February 17, 2009
99.2	Amended Corporate Governance Guidelines

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HIBBETT SPORTS, INC.

By:	/s/ Gary A. Smith
Gary A. Smith
Vice President and Chief Financial Officer

February 17, 2009

EXHIBIT INDEX

Exhibit No.	Description

10.1	Non-Employee Director Non-Qualified Option Agreement
99.1	Press Release Dated February 17, 2009
99.2	Amended Corporate Governance Guidelines